BIOGOLD FUELS APPOINTS MOSHE KRIENBERG TO
ITS BOARD OF DIRECTORS AND
MAX IKEDA AS ITS EXECUTIVE VICE PRESIDENT
OF ASIAN OPERATIONS

LOS ANGELES, Jan. 23rd, 2008 -- BioGold Fuels Corporation (Stock Symbol: BIFC) has appointed Moshe Krienberg to serve as a member of its board of directors. Mr. Krienberg has worked for over 30 years as a process and chemical engineer, building and designing oil, gas, and power plants. In addition, BioGold also appointed Munetka (Max) Ikeda to serve as its Executive Vice President of Asian Operations. Mr. Ikeda has an extensive background in design and engineering of waste processing and waste to energy plants, both in Asia and the United States.

“I consider BioGold extremely lucky to have attracted Mr. Krienberg and Mr. Ikeda with their wealth of design and engineering experience,” said BioGold’s CEO, Steve Racoosin. "Mr. Krienberg’s many years of experience designing and building plants gives BioGold the ability to obtain high level reviews of its projects, as well as providing the relationships with world class engineering firms that will assist in our design and construction. Mr. Ikeda’s extensive engineering experience and connections in the Asian markets will assist BioGold in assuring the highest quality engineering of its plants and provide an entry path to build waste to energy plants in Asia."

About BioGold Fuels™ Corporation

BioGold Fuels™ Corporation is seeking to develop, acquire, license and commercialize patented and proprietary technologies that its management believes will allow a significant amount of municipal solid waste to be recycled into synthetic diesel fuel and other renewable fuels to address the multi-billion dollar diesel fuel market in the United States and the world. A major component of MSW is paper-based material, hydrocarbon-based material, and other high-energy value feedstocks.

Safe Harbor Statement

The contents of this press release are presented as a general overview of BioGold Fuels. This release is intended only to contain general information regarding BioGold Fuels and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in BioGold Fuels. In addition, certain matters discussed in this release may constitute 'forward-looking statements.' Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond BioGold Fuels' ability to control or predict, including, but not limited to, risks and uncertainties outlined in BioGold Fuels' periodic reports filed with the Securities and Exchange Commission.

There can be no assurance that BioGold Fuels will in fact be successful in raising subsequent financing in order to build synthetic diesel production facilities to implement its business strategy. Other risk factors may include, but are not limited to, BioGold Fuels' ability to successfully implement its business strategy, including its ability to develop and construct its planned facilities, to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of BioGold Fuels to achieve profitability even if it is able to sell its product at commercial levels, BioGold Fuels' ability to develop synthetic diesel fuel from MSW, fluctuations in quarterly results, increased competition, and BioGold Fuels' ability to protect the proprietary technology it uses. Further, BioGold Fuels operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond BioGold Fuels' control, such as announcements by competitors and service providers.

The statements made herein are made as of the date of this release, and BioGold Fuels undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: BioGold Fuels™ Corporation

Investor Relations Contact:
Chris Barsness
BioGold Fuels™ Corporation
1800 Century Park East, Suite 600
Los Angeles, CA 90067
310-556-0025
cbarsness@biogoldfuels.com